EXHIBIT 23.3

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Employee Stock Purchase Plan of 360 Communications Company of our report dated February 24, 2997, with respect to the financial statements of GTE Mobilnet of South Texas Limited Partnership, included in 360 Communications Company's Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission; such financial statements are not included separately in the Form 10-K.

                                                       ARTHUR ANDERSEN LLP



Atlanta, Georgia
March 27, 1997